UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2007 (June 29, 2007)

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer
of incorporation)	Number	Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 946-6440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

As previously disclosed, in December 2006, Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”) sold in a private transaction an aggregate of $5,000,000 of debentures convertible into shares of its common stock at a conversion price equal to $1.92 per share, as adjusted (the “2006 Debentures”).  Amongst other things, the conversion price of the 2006 Debentures were subject to downward adjustment if the Company failed to enter into a partnership agreement for the sales, marketing and distribution of EpiCeram® on or before June 30, 2007 with a nationally recognized pharmaceutical company providing a minimum up front royalty payment of $2,000,000.  The Company did not enter into a partnership agreement by June 30, 2007 and the Company and the holders of the 2006 Debentures agreed to extend the deadline to August 15, 2007.  As consideration for this extension, the Company agreed to issue to the holders of the 2006 Debentures new five year warrants to purchase up to an aggregate of 400,000 shares of common stock with an initial exercise date of June 29, 2007, a termination date of June 29, 2012 and an initial exercise price of $2.25, subject to adjustment, which warrants shall otherwise be in the form of the warrants originally issued to the holders of the 2006 Debentures in December 2006.

ITEM 9.01             Financial Statements and Exhibits

(a)           Financial statements of business acquired

Not applicable.

(b)           Pro forma financial information

Not applicable.

(c)           Shell Company Transactions

Not applicable.

(d)           Exhibits

Item	Title
10.1	Amendment Agreement between Ceragenix Pharmaceuticals, Inc. and investors dated as of June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	July 5, 2007	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer